UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.           )

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NRG YIELD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 26, 2014

Dear Stockholder:

        We are pleased to invite you to attend NRG Yield, Inc.'s Annual Meeting of Stockholders, which will be held at 9 a.m., Eastern Time, on Tuesday, May 6, 2014, at The Ritz-Carlton, Philadelphia, located at 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

        On behalf of NRG Yield, Inc., I thank you for your ongoing interest and investment in NRG Yield, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free).

Sincerely,

DAVID CRANE
Chairman of the Board

THIS PROXY STATEMENT AND PROXY CARD ARE
BEING DISTRIBUTED ON OR ABOUT MARCH 26, 2014.

NRG Yield, Inc.
211 Carnegie Center, Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9 a.m., Eastern Time, on Tuesday, May 6, 2014
PLACE	The Ritz-Carlton, Philadelphia 10 Avenue of the Arts Philadelphia, Pennsylvania 19102
ITEMS OF BUSINESS	(1) To elect seven directors.
(2) To ratify the appointment of KPMG LLP as NRG Yield, Inc.'s independent registered public accounting firm for the 2014 fiscal year.
(3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
RECORD DATE	You are entitled to vote if you were a stockholder of record of our Class A or Class B common stock at the close of business on March 17, 2014.
PROXY VOTING
Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. For specific instructions, please refer to the information on pages 1-5 of the Proxy Statement, the Notice of Internet Availability of Proxy Materials or the voting instructions on the proxy card.

By Order of the Board of Directors
BRIAN E. CURCI Corporate Secretary

2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

i

ii

PROXY STATEMENT

        We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors (Board) of NRG Yield, Inc. for the 2014 Annual Meeting of Stockholders (Annual Meeting) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Tuesday, May 6, 2014, at 9 a.m. at The Ritz-Carlton, Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. In this Proxy Statement, "we," "us," "our," "Yield" and the "Company" refer to NRG Yield, Inc.

        You are receiving this Proxy Statement because you own shares of our Class A or Class B common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

ANNUAL MEETING INFORMATION

What is the purpose of the Annual Meeting?

        The purpose of the Annual Meeting is to:

  1.
  elect seven directors;

  2.
  ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year; and

  3.
  conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement.

        Other than these proposals, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

        All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our Class A or Class B common stock at the close of business on March 17, 2014, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.

        Many stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  •
  Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

  •
  Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in "street name." As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

How many votes do I have?

        You have one vote for each share of our Class A or Class B common stock you owned as of the record date for the Annual Meeting. Holders of shares of our Class A and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. NRG Energy, Inc. (NRG), through its ownership of our Class B common stock, holds approximately 65.5% of the combined voting power of our common stock.

What are the Board's recommendations?

        The Board recommends a vote:

  1.
  FOR the election of the director nominees; and

  2.
  FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year.

        If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, David Crane or Brian E. Curci, will have the discretion to vote your shares.

How many votes must be present to hold the Annual Meeting?

        We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the outstanding shares of our Class A and Class B common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, there were 65,250,000 shares of our common stock outstanding, consisting of 22,511,250 shares of our Class A common stock and 42,738,750 shares of our Class B common stock, representing the same number of votes. The presence of the holders of at least 32,625,001 shares of our common stock will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see "What are abstentions and broker non-votes and how are they treated?"

What vote is required to approve each proposal?

  1.
  Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by the vote of a plurality of the shares of our Class A and Class B common stock entitled to vote on the election, voting as a single class, represented in person or by proxy at the Annual Meeting. This means the director nominees receiving the highest number of affirmative votes will be elected as directors. Votes withheld from a director nominee will have no effect on the election of the director from whom votes are withheld.

  2.
  Ratification of KPMG LLP's Appointment — This proposal requires the affirmative vote of a majority in voting power of shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

What are abstentions and broker non-votes and how are they treated?

        An abstention occurs when a stockholder abstains from voting or does not vote on a proposal. A "broker non-vote" occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the ratification of KPMG LLP's appointment for the 2014 fiscal year, but not on the election of directors. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:

Proposal		Treatment of Abstentions	Treatment of Broker Non-Votes
1.	Election of Directors	No effect on this proposal.	No effect on this proposal.
2.	Ratification of KPMG LLP's Appointment	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.

How do I vote?

        If you hold shares of Class A or Class B common stock directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares in street name, by submitting voting instructions to your broker, trustee, or nominee. You may vote over the Internet, by telephone or, if you have a paper copy of the proxy materials, by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee.

  •
  Vote By Internet:  If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on May 5, 2014 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

  •
  Vote By Telephone:  If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, up until 11:59 p.m., Eastern Time on May 5, 2014. The telephone number is printed on your Notice or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

  •
  Vote By Mail:  If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker, trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible so that it is received by the Company prior to May 6, 2014, the Annual Meeting date.

  •
  Vote In Person:  If you are a record holder and planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting.

What should I bring to the Annual Meeting if I attend in person?

        Proof of ownership of our Class A or Class B common stock, along with personal identification (such as a driver's license or passport), must be presented in order to be admitted to the Annual Meeting. If your shares are held in street name and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, the voting instruction card mailed to you by your bank or broker or other proof of ownership (or the equivalent proof of ownership as of the close of business on the record date of the stockholder who granted you the proxy) with you to the Annual Meeting. Registration will begin at 8 a.m., Eastern Time. Please allow ample time for check-in. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

May I change my vote?

        You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee, or nominee.

What happens if I do not provide instructions as to how to vote?

        If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Where can I obtain the list of stockholders entitled to vote?

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m., Eastern Time, at our principal executive offices at 211 Carnegie Center, Princeton, New Jersey 08540, by contacting the Corporate Secretary.

Who pays the cost of solicitation of proxies?

        We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of $10,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other solicitation materials to beneficial owners of our common stock.

Who is the Company's transfer agent?

        Our transfer agent is Computershare. All communications concerning stockholder inquiries can be handled by contacting NRG Yield, Inc. c/o Computershare, Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170, or by telephone at 1-877-498-8861, or 1-781-575-2725 (outside the U.S. and Canada), or 1-800-952-9245 (Hearing Impaired-TTY). Their website is: http://www.computershare.com. Certificates for transfer and address changes should be sent to: Computershare, P.O. Box 30170, College Station, Texas 77842-3170.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (Notice) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Where can I find directions to the Annual Meeting?

        Directions to the Annual Meeting can be found at The Ritz-Carlton's website at http://www.ritzcarlton.com/en/Properties/Philadelphia/Information/Directions/Default.htm.

 What is "householding"?

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or Notice. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com. Stockholders who are receiving individual copies of such materials, and who would like to receive single copies at a shared address, may contact Broadridge Financial Solutions, Inc. with this request by using the foregoing contact information.

How can I request additional materials?

        Stockholders may request additional copies of the proxy materials or Notice by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.

 Whom should I call if I have questions about the Annual Meeting?

        If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:

MacKenzie Partners, Inc.
105 Madison Avenue,
New York, NY 10016

Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (212) 929-0308
Email: proxy@mackenziepartners.com

*            *            *

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on Tuesday, May 6, 2014

        Each of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 is available at www.envisionreports.com/nyld. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 211 Carnegie Center, Princeton, New Jersey 08540.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines and Charters

        The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Amended and Restated Certificate of Incorporation, the Bylaws and the charters of the committees of the Board (Committees), provide the framework for the governance of the Company. The Board's Corporate Governance, Conflicts and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines are available on the Company's website at http://www.nrgyield.com/corpgov.htm, along with the charters of all the Committees of the Board and the Code of Conduct. The Guidelines, the charters of all of the Committees and the Code of Conduct are available in print to any stockholder who requests them.

Controlled Company

        For purposes of the New York Stock Exchange (NYSE) rules, we are a "controlled company." Controlled companies under those rules are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. NRG controls more than 50% of the combined voting power of our common stock and has the voting power to elect the members of our Board. Accordingly, we are eligible to, and we may, take advantage of certain exemptions from corporate governance requirements provided in the NYSE rules. As a controlled company, we are not required to have (a) a majority of independent directors, (b) a Nominating/Corporate Governance Committee composed entirely of independent directors, (c) a Compensation Committee composed entirely of independent directors or (d) an annual performance evaluation of the Nominating/Corporate Governance and Compensation Committees. Therefore, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the applicable NYSE rules. However, we have elected to have a Compensation Committee and a Corporate Governance, Conflicts and Nominating Committee consisting entirely of independent directors and we intend to conduct an annual performance evaluation of these committees. The controlled company exemption does not modify the independence requirements for the Audit Committee, and we have complied with the requirements of the Sarbanes-Oxley Act and the NYSE rules, which require that our Audit Committee be composed of at least three members, all of whom are independent.

Board Structure

        Our Board consists of seven members. Our Board is responsible for, among other things, overseeing the conduct of our business, reviewing and, where appropriate, approving our long-term strategic, financial and organizational goals and plans, and reviewing the performance of our chief executive officer and other members of senior management. Following the end of each year, beginning with our first full fiscal year in 2014, our Board intends to conduct an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committee structure and an assessment of the Board's compliance with corporate governance principles. In fulfilling the Board' responsibilities, directors have full access to our management and independent advisors.

        During the 2013 fiscal year, the Board held two regularly scheduled meetings and no special meetings. During the 2013 fiscal year, no director attended less than 75% of the total of the Board meetings and the meetings of the Committees on which he or she served.

        The Guidelines provide that non-management directors meet in executive session regularly following Board meetings. Because our Chairman is also the Chief Executive Officer, the Board has elected Mr. Chlebowski as "lead independent director" to preside at these sessions.

        Directors are encouraged to attend the Annual Meetings of Stockholders.

 Governance Practices

        The Board takes a proactive approach in applying leading governance practices. As described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to our stockholders. These practices include:

  •
  succession planning for the Chief Executive Officer and other senior management;

  •
  annual performance evaluations of the Board and each of its standing Committees, as well as periodic peer review for individual directors;

  •
  robust director orientation and continuing education program, including Company site visits and information sessions with Company management at relevant sites; and

  •
  access to and engagement of outside advisors and consultants to assist in their performance of their duties, as appropriate.

Board Leadership

        As stated in the Guidelines, the Board understands that there is no single, generally accepted approach to providing Board leadership and that it is in the best interests of the Company for the Board to make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the present circumstances. Currently, Mr. Crane serves as Chairman and Chief Executive Officer.

        Our Guidelines provide that one of our non-management directors shall preside at executive sessions at any time when an independent director is not serving as the chairman of the Board. Because Mr. Crane serves as Chairman and Chief Executive Officer, our Board has appointed Mr. Chlebowski as "lead independent director" to preside over executive sessions. Mr. Chlebowski presides over periodic meetings of our independent directors, coordinates activities of the independent directors and performs such additional duties as our Board may otherwise determine and delegate.

        Our Board believes that the combined role of Chairman and Chief Executive Officer promotes and facilitates information flow between management and the Board, which is important to effective governance for the Company. The Board believes the combined role of Chairman and Chief Executive Officer, together with a lead independent director having the duties described above, is in the best interest of stockholders because it provides the appropriate balance between development and execution of the our short- and long-term strategy and independent oversight of management. Mr. Crane is the person most familiar with our business and operations and has in-depth knowledge of the issues, opportunities and challenges we face, and is therefore, in the best position to develop agendas and highlight issues that ensure that the Board's time and attention are focused on the most critical matters. In addition, at this time, the Board has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership.

        Although our Board believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve the Company's best interests and the best interests of its stockholders.

Risk Oversight

        While our management is responsible for the day-to-day management of the risks that the Company faces, the Board, as a whole and through its Committees, has responsibility for overall risk oversight of the Company. A fundamental aspect of risk oversight includes not only understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, but also understanding and determining the appropriate risk appetite for the Company. The Board's role in reviewing and approving matters such as the Company's annual business plan, budget and long-term plan, strategic initiatives, individual development projects, acquisitions and divestitures, and capital allocation plan, represents the primary means by which the Board defines for management what constitutes an appropriate level of risk for the Company.

        The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, and through Committees of the Board. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company's risk management with the assistance of management and the Committees. The Chair of each of the Committees regularly report to the Board on all matters reviewed by their Committees, thereby providing the full Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Corporate Governance, Conflicts and Nominating Committee are routinely presented to the full Board to ensure proper oversight.

        With the full Board providing the top level of risk oversight, the Audit and Compensation Committees have a more specific risk oversight role for matters that fall under their purview. The Audit Committee focuses on financial risks, including reviewing the effectiveness of our internal controls, conducting a detailed review of the financial portions of the Company's SEC reports, approving the independent auditor and the annual audit plan, and receiving periodic reports from the Company's independent auditor, the Company's internal auditor and the Company's corporate compliance officer.

        The Compensation Committee monitors the risks related to our compensation policies and practices with input from management, and reviews the Company's compensation policies and practices to determine whether they subject the Company to unnecessary risk.

 Committee Membership

        The Board has the following three standing Committees: Audit, Compensation and Corporate Governance, Conflicts and Nominating. The membership and the functions of each Committee are described below.

Name of Director	Audit	Compensation	Corporate Governance, Conflicts and Nominating
Kirkland B. Andrews
John F. Chlebowski(1)	X(2)	X(2)	X(2)
David Crane(3)
Brian R. Ford	X	X	X
Mauricio Gutierrez
Ferrell P. McClean	X	X	X
Christopher S. Sotos

X = Committee Member

(1)
Lead Independent Director

(2)
Committee Chair

(3)
Chairman of the Board

Audit Committee

        The Audit Committee represents and provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent auditors, the performance of the Company's internal audit function, and effectiveness of the Company's financial risk management.

        Among other things, the Audit Committee:

  •
  appoints, retains, oversees, evaluates, and compensates the independent auditors;

  •
  reviews the annual audited and quarterly consolidated financial statements;

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  reviews major issues regarding accounting principles and financial statement presentations;

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  reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

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  reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted nonaudit services provided by the independent auditors;

  •
  considers the adequacy and effectiveness of the Company's internal control and reporting system;

  •
  discusses policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the effectiveness of the Company's system for monitoring compliance with laws and regulations, and reviews the Company's tax policies and findings of regulatory agencies and independent auditors;

  •
  reports regularly to the Board regarding its activities and prepares and publishes required annual Committee reports;

  •
  establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

  •
  oversees the internal audit and corporate compliance functions; and

  •
  annually evaluates the performance of the Audit Committee and the adequacy of its charter.

        Our Audit Committee consists of Mr. Chlebowski, Ms. McClean and Mr. Ford. We believe that Mr. Chlebowski, Ms. McClean and Mr. Ford qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that each of Mr. Chlebowski, Ms. McClean and Mr. Ford qualify as an "audit committee financial expert" within the meaning of SEC regulations. Our Board has adopted a written charter for the Audit Committee, which is available on our corporate website. In the 2013 fiscal year, the Audit Committee held two meetings.

Compensation Committee

        The Compensation Committee oversees the Company's overall compensation structure, policies, and programs. Among other things, the Compensation Committee:

  •
  reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

  •
  makes recommendations regarding stock ownership guidelines;

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  reviews the compensation of directors for service on the Board and its committees;

  •
  if applicable, reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the Company's proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company's proxy statement or annual report on Form 10-K;

  •
  evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee;

  •
  reviews and oversees the Company's overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company's compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees; and

  •
  annually evaluates the performance of the Compensation Committee and the adequacy of its charter.

        In the event the Company engages, or otherwise compensates, directly or indirectly (other than through payment to NRG pursuant to the Management Services Agreement as described in "Executive Compensation"), any of its officers as employees, the Compensation Committee's duties will automatically expand to include:

  •
  review and recommend to the Board annual and long-term goals and objectives relevant to the compensation of the President and Chief Executive Officer, evaluate the performance of the President and Chief Executive Officer in light of those goals and objectives, and determine, approve and recommend to the Board for approval, the President and Chief Executive Officer's compensation level based on such evaluation;

  •
  report to the Board on the review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer, the Executive Vice Presidents and any other officer designated by the Board, the evaluation of those officers' performance in light of those goals and objectives, the determination and approval of compensation levels based on such evaluations and the review and approval of employment arrangements, severance arrangements and benefits plans; and

  •
  review and approve employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and Chief Executive Officer.

        The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee shall not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.

        Our Compensation Committee consists of Mr. Chlebowski, Ms. McClean and Mr. Ford. The Board has determined that all Compensation Committee members are independent under the listing standards of the NYSE, and that they are "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code (Code). In the 2013 fiscal year, the Compensation Committee held one meeting.

Corporate Governance, Conflicts and Nominating Committee

        The Corporate Governance, Conflicts and Nominating Committee recommends director candidates to the Board for election at the Annual Meeting of Stockholders, and periodically reviews the Guidelines and recommends changes to the Board. Among other things, the Corporate Governance, Conflicts and Nominating Committee:

  •
  identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

  •
  establishes and reviews procedures for the consideration of Board candidates recommended by the Company's stockholders;

  •
  makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its committees;

  •
  reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

  •
  reviews and recommends to the Board retirement and other tenure policies for directors;

  •
  reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Exchange Act;

  •
  reviews and reports to the Board regarding potential conflicts of interests of directors;

  •
  recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

  •
  oversees the evaluation of the Board, its committees and management and annually reviews the Company's senior management succession plans;

  •
  monitors directorships in other public companies held by directors and senior officers of the Company; and

  •
  reviews and approves potential conflict transactions between the Company and any affiliated parties, including NRG, with respect to acquisitions of assets and other transactions, including, but not limited to, the evaluation of acquisition opportunities presented to the Company pursuant to the ROFO Agreement (defined below), by and between the Company and NRG entered into in connection with the Company's initial public offering, as described in "Certain Relationships and Related Party Transactions—Right of First Offer."

        The Corporate Governance, Conflicts and Nominating Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members in accordance with criteria set forth in the Guidelines. These criteria include an individual's business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. While the Company does not have a formal diversity policy, the Guidelines, since their adoption on July 16, 2013, provide that the Committee considers these criteria in the context of the perceived needs of the Board as a whole and seek to achieve a diversity of backgrounds and perspectives on the Board. The composition of the current Board reflects diversity in business and professional experience, skills and gender.

        The Corporate Governance, Conflicts and Nominating Committee's process for identifying and evaluating director nominees may also include consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.

        The Corporate Governance, Conflicts and Nominating Committee considers nominations by stockholders who recommend candidates for election to the Board. A stockholder seeking to recommend a prospective candidate for the Committee's consideration may do so by writing to the Corporate Secretary, NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Recommendations submitted for consideration by the Committee in preparation for the 2015 Annual Meeting of Stockholders must be received no later than the close of business on November 26, 2014, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2014 Annual Meeting. If we change the date of the 2015 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's Annual Meeting, recommendations of director candidates must be received a reasonable time before we begin to print and mail the proxy materials for the 2015 Annual Meeting. Each notice of recommendation must contain the information required under our Bylaws, including: (a) the name and address of the stockholder; (b) the name and address of the person to be nominated; (c) a representation that the stockholder is a holder of the Company's Class A or Class B common stock and entitled to vote at the meeting; (d) a statement in support of the stockholder's recommendation, including a description of the candidate's qualifications; (e) information regarding the candidate that would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (f) the candidate's written, signed consent to serve if elected. The Corporate Governance, Conflicts and Nominating Committee will follow the process described above in considering nominees proposed by stockholders in accordance with the foregoing requirements.

        Alternatively, as discussed under "Requirements for Submission of Stockholder Proposals for Next Year's Annual Meeting," stockholders intending to appear at the 2015 Annual Meeting of Stockholders in order to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance, Conflicts and Nominating Committee was not requested to consider his or her candidacy) must comply with the procedures in the Company's Bylaws, a copy of which is available upon request to the Company's Corporate Secretary.

        Beginning with our first full fiscal year in 2014, the Board and each of the Audit Committee, Compensation Committee and Corporate Governance, Conflicts and Nominating Committee intend to conduct annual self-evaluations to assess their effectiveness and review their charters. Individual directors are also evaluated by the Board. The Corporate Governance, Conflicts and Nominating Committee will coordinate each of these annual evaluations.

        Our Corporate Governance, Conflicts and Nominating Committee consists of Mr. Chlebowski, Ms. McClean and Mr. Ford. In the 2013 fiscal year, the Corporate Governance, Conflicts and Nominating Committee held no meetings.

Other Committees

        Our Board may establish other committees as it deems necessary or appropriate from time to time.

Family Relationships

        There are no family relationships among any of our executive officers.

Code of Conduct

        Our Board has adopted a Code of Conduct that applies to (a) all of our directors and officers, including our chief executive officer, chief financial officer, principal accounting officer and (b) NRG as our manager under the Management Services Agreement, and its employees. Our Code of Conduct is available on our website. If we amend or grant a waiver of one or more of the provisions of our Code of Conduct, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct that apply to our principal executive officer, financial and accounting officers by posting the required information on our website. Our website is not part of this Proxy Statement.

Communication with Directors

        Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Each of the seven nominees for director named in this Proxy Statement have been recommended and nominated by the Corporate Governance, Conflicts and Nominating Committee. The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees listed below to the Board. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the directors has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of the Company.

Nominees for Director

        The following directors are being nominated for a one-year term, and will be elected annually. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

David Crane
Age 55
President, Chief Executive Officer, Director and Chairman

Mr. Crane has served as our President and Chief Executive Officer and as a director since our formation in December 2012. Mr. Crane has served as Chairman of our Board since July 2013. Mr. Crane also has served as the President and Chief Executive Officer of NRG and a director of NRG since December 2003. Prior to joining NRG, Mr. Crane served as Chief Executive Officer of International Power plc, a UK-domiciled wholesale power generation company, from January 2003 to November 2003, and as Chief Operating Officer from March 2000 through December 2002. Mr. Crane was Senior Vice President — Global Power New York at Lehman Brothers Inc., an investment banking firm, from January 1999 to February 2000, and was Senior Vice President — Global Power Group, Asia (Hong Kong) at Lehman Brothers from June 1996 to January 1999. Mr. Crane was also a director of El Paso Corporation from December 2009 to May 2012. As Chief Executive Officer of the Company, Mr. Crane provides our Board with management's perspective regarding the Company's day-to-day operations and overall strategic plan. His extensive leadership experience enables Mr. Crane to play a key role in all matters involving our Board and act as the head of management to the independent directors of our Board. In addition having recently served as a director of El Paso Corporation, Mr. Crane is able to contribute an additional perspective from the energy industry.

John F. Chlebowski
Age 68
Lead Independent Director
Audit Committee (Chair)
Compensation Committee (Chair)
Corporate Governance, Conflicts and Nominating Committee (Chair)

Mr. Chlebowski has served as a director since July 2013. Mr. Chlebowski was a director of NRG from December 2003 and resigned from the NRG board of directors in July 2013. Mr. Chlebowski served as the President and Chief Executive Officer of Lakeshore Operating Partners, LLC, a bulk liquid distribution firm, from March 2000 until his retirement in December 2004. From July 1999 until March 2000, Mr. Chlebowski was a senior executive and co-founder of Lakeshore Liquids Operating Partners, LLC, a private venture firm in the bulk liquid distribution and logistics business, and from January 1998 until July 1999, he was a private investor and consultant in bulk liquid distribution. From 1994 until 1997, he was the President and Chief Executive Officer of GATX Terminals Corporation, a subsidiary of GATX Corporation. Prior to that, he served as Vice President of Finance and Chief Financial Officer of GATX Corporation from 1986 to 1994. Mr. Chlebowski is a director of First Midwest Bancorp Inc. and the Non-Executive Chairman of SemGroup Corporation. Mr. Chlebowski also served as a director of Laidlaw International, Inc. from June 2003 until October 2007, SpectraSite, Inc. from June 2004 until August 2005, and Phosphate Resource Partners Limited Partnership from June 2004 until August 2005. Mr. Chlebowski's extensive leadership and financial expertise, as a result of his position as a former chief executive officer and his service on several boards of companies involved in the restructuring or recovery of their core business, enable him to contribute significant managerial, strategic, and financial oversight skills to our Board. Furthermore, Mr. Chlebowski's service on other public boards, notably as a non-executive Chairman, provides valuable insight into the application of various governance principles to our Board.

Kirkland B. Andrews
Age 46
Executive Vice President, Chief Financial Officer and Director

Mr. Andrews has served as our Executive Vice President and Chief Financial Officer and as a director since our formation in December 2012. Mr. Andrews also has served as Executive Vice President and Chief Financial Officer of NRG since September 2011. Prior to joining NRG, he served as Managing Director and Co-Head Investment Banking, Power and Utilities — Americas at Deutsche Bank Securities from June 2009 to September 2011. Prior to this, he served in several capacities at Citigroup Global Markets Inc., including Managing Director, Group Head, North American Power from November 2007 to June 2009, and Head of Power M&A, Mergers and Acquisitions from July 2005 to November 2007. In his banking career, Mr. Andrews led multiple large and innovative strategic, debt, equity and commodities transactions. Mr. Andrews' extensive investment banking experience, specifically in the energy industry and financial structuring, brings important experience and skills to our Board.

Brian R. Ford
Age 64
Audit Committee
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee

Mr. Ford has served as a director since July 2013. Mr. Ford retired as a partner of Ernst & Young LLP, a multinational professional services firm, in 2008, where he was employed since 1971. Mr. Ford currently serves on the board of various public companies: GulfMark Offshore, Inc., a global provider of marine transportation, since 2009, where he also serves as the chairman of the audit committee; AmeriGas Propane, Inc., a propane company, since 2013, where he also serves as a member of its audit committee and corporate governance committee; FS Investment Corporation III, a newly organized specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies, since 2013, where he also serves as the chairman of the audit committee. Mr. Ford was previously the chief executive officer of Washington Philadelphia Partners, LP, a real estate investment company, from 2008 to 2010. He also serves on the boards of Drexel University and Drexel University College of Medicine. Mr. Ford received his B.S. in Economics from Rutgers University. Mr. Ford's extensive experience in accounting and public company matters provides strong financial, audit and accounting skills to our Board.

Mauricio Gutierrez
Age 43
Executive Vice President, Chief Operating Officer and Director

Mr. Gutierrez has served as our Executive Vice President and Chief Operating Officer and as a director since our formation in December 2012. Mr. Gutierrez also has served as Executive Vice President and Chief Operating Officer of NRG since July 2010. In this capacity, Mr. Gutierrez oversees NRG's Plant Operations, Commercial Operations, Environmental Compliance, as well as the Engineering, Procurement and Construction division. He previously served as Executive Vice President, Commercial Operations, from January 2009 to July 2010 and Senior Vice President, Commercial Operations, from March 2008 to January 2009. In this capacity, he was responsible for the optimization of NRG's asset portfolio and fuel requirements. Prior to this, Mr. Gutierrez served as Vice President Commercial Operations Trading from May 2006 to March 2008. Prior to joining NRG in August 2004, Mr. Gutierrez held various positions within Dynegy, Inc., including Managing Director, Trading — Southeast and Texas, Senior Trader East Power and Asset Manager. Prior to Dynegy, Mr. Gutierrez served as senior consultant and project manager at DTP involved in various energy and infrastructure projects in Mexico. Mr. Gutierrez's knowledge of the Company's assets, operations and businesses bring important experience and skills to our Board.

Ferrell P. McClean
Age 67
Audit Committee
Compensation Committee
Corporate Governance, Conflicts and Nominating Committee

Ms. McClean has served as a director since July 2013. Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. She is currently a director of GrafTech International. She retired as a director of Unocal Corporation in 2005 and as a director of El Paso Corporation in 2012. Ms. McClean's experience in investment banking for industrial companies as well as her experience and understanding of financial accounting, finance and disclosure matters enables her to provide essential guidance to our Board and management team.

Christopher S. Sotos
Age 42

Mr. Sotos has served as a director since May 2013. Mr. Sotos also serves as Senior Vice President, Strategy and Mergers and Acquisitions of NRG since November 2012. Previously, he served as NRG's Senior Vice President and Treasurer from March 2008 to September 2012. In this role, he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos joined NRG in 2004 as a Senior Finance Analyst, following more than nine years in key financial roles within the energy sector and other industries for Houston-based companies such as Koch Capital Markets, Entergy Wholesale Operations and Service Corporation International. Mr. Sotos brings strong financial and accounting skills to our Board.

The Board recommends a vote "FOR" the election to the Board of each of the foregoing nominees.
Proxies solicited by the Board will be voted "FOR" each of the nominees unless a contrary vote is specified.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE 2014 FISCAL YEAR

        The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2014 fiscal year at a meeting held in February. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

        The Audit Committee first engaged KPMG LLP as the Company's independent registered public accounting firm in connection with the Company's initial public offering in July 2013.

The Board recommends a vote "FOR" the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2014 fiscal year. Proxies solicited by the Board will be voted "FOR" ratification unless a contrary vote is specified.

 EXECUTIVE OFFICERS

        Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.

David Crane
Age 55
President, Chief Executive Officer and Chairman

        For biographical information for David Crane, see "Nominees for Director."

Kirkland B. Andrews
Age 46
Executive Vice President and Chief Financial Officer

        For biographical information for Kirkland B. Andrews, see "Nominees for Director."

Mauricio Gutierrez
Age 43
Executive Vice President and Chief Operating Officer

        For biographical information for Mauricio Gutierrez, see "Nominees for Director."

David R. Hill
Age 50
Executive Vice President and General Counsel

        Mr. Hill has served as our Executive Vice President and General Counsel since our formation in December 2012. Mr. Hill also has served as Executive Vice President and General Counsel of NRG since September 2012. Prior to joining NRG, Mr. Hill was a partner and co-head of Sidley Austin LLP's global energy practice group. Prior to this, Mr. Hill served as General Counsel of the U.S. Department of Energy (DOE) from August 2005 to January 2009 and, for the three years prior to that, as Deputy General Counsel for Energy Policy of the DOE. Before his federal government service, Mr. Hill was a partner in major law firms in Washington, D.C. and Kansas City, Missouri, and handled a variety of regulatory, litigation and corporate matters. He received his law degree from Northwestern University School of Law in Chicago.

Ronald B. Stark
Age 49
Vice President and Chief Accounting Officer

        Mr. Stark has served as our Vice President and Chief Accounting Officer since our formation in December 2012. Mr. Stark also has served as Vice President and Chief Accounting Officer of NRG since March 2012. Mr. Stark served as the Vice President, Internal Audit of NRG from August 2011 to February 2012. He previously served as Director, Financial Reporting of NRG from October 2007 through July 2011. Mr. Stark joined NRG in January 2007. Prior to joining NRG, Mr. Stark held various executive and managerial accounting positions at Pegasus Communications and Berlitz International and began his career with Deloitte and Touche.

VOTING STOCK OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth information concerning beneficial ownership of the Company's Class A common stock and combined voting power of Class A and Class B common stock as of March 17, 2014 for: (a) each director and the nominees for director; (b) each named executive officer; and (c) the directors and executive officers as a group. For each person known to the Company to own more than five percent of the Company's Class A or Class B common stock, the information provided is as of the date of their most recent filing with the SEC. For our stockholders (other than NRG), percentage of beneficial ownership is based on 22,511,250 shares of Class A common stock outstanding as of March 17, 2014 and percentage of combined voting power is based on 65,250,000 Class A and Class B common stock outstanding in the aggregate. For NRG, percentage of beneficial ownership is based on 22,511,250 shares of Class A common stock outstanding as of March 17, 2014 plus any shares exchangeable into Class A common stock within 60 days of March 17, 2014, and percentage of combined voting power is based on 65,250,000 Class A and Class B common stock outstanding in the aggregate. For our directors and executive officers, the percentage of beneficial ownership and the percentage of combined voting power also include any shares that such person has the right to acquire within 60 days of March 17, 2014. NRG is the sole holder of our outstanding Class B shares. Unless otherwise indicated, each person has sole investment and voting power with respect the shares set forth in the following table.

        Except as noted below, the address of the beneficial owners is NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. For further information regarding material transactions between us and NRG, see "Certain Relationships and Related Party Transactions."

	Class A Common Stock			Common Stock
Name of Beneficial Owner	Number(1)		% of Class A Common Stock**	% of Combined Voting Power(2)**
David Crane	26,750	(3)	*	*
John F. Chlebowski	16,060	(4)	*	*
Kirkland B. Andrews	5,000		*	*
Brian R. Ford	3,884	(5)	*	*
Mauricio Gutierrez	4,000		*	*
Ferrell P. McClean	8,768	(6)	*	*
Christopher S. Sotos	2,000		*	*
All Directors and Executive Officers as a group (9 people)	68,962	(7)	*	*
NRG Energy, Inc.	42,738,750	(8)	65.5%	65.5	%(9)
Wellington Management Company, LLP 280 Congress Street, Boston, Massachusetts 02210	2,273,141	(10)	10.10%	3.48%
Prudential Financial, Inc. 751 Broad Street, Newark, New Jersey 07102	1,953,846	(11)	8.7%	2.99%
Jennison Associates LLC 466 Lexington Avenue, New York, New York, 10017	1,951,516	(12)	8.7%	2.99%
Steadfast Capital Management LP 450 Park Avenue, 20th Floor, New York, New York 10022	1,680,020	(13)	7.46%	2.51%
The Bank of New York Mellon Corporation One Wall Street, 31st Floor, New York, New York, 10286	1,476,480	(14)	6.56%	2.26%
BlackRock, Inc. 40 East 52nd Street, New York, New York 10022	1,296,720	(15)	5.8%	1.99%
The Vanguard Group 100 Vanguard Blvd. Malvern Pennsylvania, 19355	1,215,712	(16)	5.4%	1.86%
Salient Capital Advisors, LLC 4265 San Felipe, 8th Floor, Houston, Texas 77027	1,141,542	(17)	5.07%	1.75%

*
Less than one percent of outstanding Class A common stock or combined voting power.

**
Percentage ownership of 5%+ stockholders is provided as of March 17, 2014.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days.

(2)
Represents the voting power of the Class A common stock and Class B common stock voting together as a single class.

(3)
Includes 1,750 shares held by Mr. Crane's children.

(4)
Includes 6,364 deferred stock units (DSUs) and 96 dividend equivalent rights (DERs), payable in the event the director ceases to be a member of the Board. Each DSU represents the right of a participant to be paid one share of Class A common stock at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. DERs become exercisable proportionately with the DSUs to which they relate. Each DER is the right to receive one share of Class A common stock under its terms.

(5)
Includes 2,841 DSUs and 43 DERs, payable in the event the director ceases to be a member of the Board.

(6)
Includes 5,682 DSUs and 86 DERs, payable in the event the director ceases to be a member of the Board.

(7)
Consists of the total holdings of directors and all executive officers as a group.

(8)
Based upon information set forth in the Schedule 13D filed on August 1, 2013 by NRG. Consists entirely of Class B units of NRG Yield LLC (Yield LLC). Such units are exchangeable for shares of our Class A common stock at any time. As a result, NRG may be deemed to beneficially own the shares of Class A common stock for which such Class B units of Yield LLC are exchangeable. NRG may exchange Class B units of Yield LLC for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Exchange Agreement, dated July 22, 2013, between us and NRG; provided, however, upon any exchange of Class B units for shares of our Class A common stock, a corresponding number of shares of Class B common stock are extinguished.

(9)
NRG holds 42,738,750 shares of our Class B common stock. Each holder of Class B common stock is entitled to one vote per share of Class B common stock.

(10)
Based upon information set forth in the Schedule 13G filed on January 10, 2014 by Wellington Management Company, LLP (Wellington). Wellington has shared voting power over 1,198,849 Class A shares and shared dispositive power over 2,273,141 Class A shares.

(11)
Based upon information set forth in the Schedule 13G filed on February 5, 2014 by Prudential Financial, Inc. (Prudential). Prudential has sole voting power and sole dispositive power over 256,462 Class A shares. Prudential has shared voting power and shared dispositive power over 1,697,384 Class A shares. Prudential is a parent holding company and the indirect parent of Jennison (described in footnote 12) and Quantitative Management Associates LLC, who are the beneficial owners of 1,951,516 Class A shares and 2,330 Class A shares, respectively.

(12)
Based upon information set forth in the Schedule 13G filed on February 12, 2014 by Jennison Associates LLC (Jennison). Jennison has sole voting power over 1,951,516 Class A shares and shared dispositive power over 1,951,516 Class A shares. Prudential (described in footnote 11), indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the shares held by its managed portfolios.

(13)
Based upon information set forth in the Schedule 13G/A filed on February 13, 2014, by Steadfast Capital Management LP (Investment Manager), Robert S. Pitts, Jr. (Mr. Pitts), Steadfast Advisors LP (Managing General Partner), Steadfast Capital, L.P. (Steadfast Capital), American Steadfast, L.P. (American Steadfast) and Steadfast International Master Fund Ltd. (Offshore Fund). (a) Mr. Pitts beneficially owns 1,680,020 Class A shares, (b) the Investment Manager beneficially owns 1,604,210 Class A shares, (c) the Managing General Partner beneficially owns 75,810 Class A shares, (d) Steadfast Capital beneficially owns 75,810 Class A shares, (d) American Steadfast beneficially owns 597,776 Class A shares and (e) the Offshore Fund beneficially owns 1,006,434 Class A shares. Mr. Pitts is the managing member of the Investment Manager and the Managing General Partner. The Managing General Partner has the power to vote and dispose of the shares held by Steadfast Capital. The Investment Manager has the power to vote and dispose of the shares held by American Steadfast and the Offshore Fund.

(14)
Based upon information set forth in the Schedule 13G filed on January 30, 2014 by The Bank of New York Mellon Corporation (Mellon Bank). Mellon Bank has sole voting power over 1,472,017 Class A shares and sole dispositive power over 1,469,880 Class A shares. Mellon Bank has shared voting power over 2,250 Class A shares and shared dispositive power over 6,600 Class A shares.

(15)
Based upon information set forth in the Schedule 13G filed on January 30, 2014 by BlackRock, Inc. (BlackRock). BlackRock has sole voting power over 1,249, 598 Class A shares and sole dispositive power over 1,296,720 Class A shares.

(16)
Based upon information set forth in the Schedule 13G filed on February 12, 2014 by The Vanguard Group (Vanguard). Vanguard has sole voting power over 30,810 Class A shares and sole dispositive power over 1,186,502 Class A shares. Vanguard has shared dispositive power over 29,210 Class A shares. Vanguard Fiduciary Trust Company (VFTC), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 29,210 Class A shares as a result of VFTC serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (VIA), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 1,600 Class A shares as a result of VIA serving as investment manager of Australian investment offerings.

(17)
Based upon information set forth in the Schedule 13G filed on January 13, 2014 by Salient Capital Advisors, LLC.

        The following table sets forth information concerning beneficial ownership of NRG's common stock as of March 17, 2014, for: (a) each Company director and the nominees for director; (b) each Company named executive officer; and (c) the Company directors and executive officers as a group. Percentage of beneficial ownership is based on 325,294,048 shares of NRG common stock outstanding as of March 17, 2014 plus shares that such person has the right to acquire within 60 days of March 17, 2014. Unless otherwise indicated, each person has the sole investment and voting power with respect to the shares of NRG common stock set forth in the following table.

        Except as noted below, the address of the beneficial owners is NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

Name of Beneficial Owner	Common Stock(1)		% of Common Stock
David Crane	1,983,703	(2)	*
John F. Chlebowski	—		*
Kirkland B. Andrews	65,506	(3)	*
Brian R. Ford	—		*
Mauricio Gutierrez	338,431	(4)	*
Ferrell P. McClean	—		*
Christopher S. Sotos	37,601	(5)	*
All Directors and Executive Officers as a group (9 people)	2,425,241	(6)	*

*
Less than one percent of outstanding common stock of NRG.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights.

(2)
Includes 1,288,114 shares that may be acquired at or within 60 days of March 17, 2014, pursuant to the exercise of options. Mr. Crane also owns 38,142 DSUs and 4,767 DERs. Each DSU represents the right of a participant to be paid one share of NRG's common stock at the end of a deferral period established under the award by the Compensation Committee or elected by the participant under the terms of an award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Mr. Crane will receive one such share of common stock for each DSU he owns six months from the date of his termination of employment with NRG.

(3)
Includes 804 DERs.

(4)
Includes 208,440 shares that may be acquired at or within 60 days of March 17, 2014, pursuant to the exercise of options and 1,189 DERs.

(5)
Includes 20,500 shares that may be acquired at or within 60 days of March 17, 2014, pursuant to the exercise of options and 405 DERs.

(6)
Consists of the total holdings of directors and all executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with NRG

        NRG formed us to own and operate a portfolio of contracted generation assets and thermal infrastructure assets that have historically been owned and/or operated by NRG and its subsidiaries. On July 22, 2013, we completed our initial public offering of 22,511,250 shares of Class A common stock (IPO). NRG retained 42,738,750 shares of our Class B common stock. The diagram below depicts the Company's organizational structure as of December 31, 2013. NRG Yield LLC (Yield LLC) indirectly holds the equity interests in our project companies.

Project-Level Management and Administration Agreements

        Affiliates of NRG provide day-to-day operational, management and administrative support to certain of our project-level entities in accordance with the terms of related operations and maintenance (O&M) agreements.

        GenConn.    GenConn Devon and GenConn Middletown have entered into Operation and Maintenance Agreements, dated as of April 24, 2009, with Devon Power LLC and Middletown Power LLC, respectively. Devon Power LLC and Middletown Power LLC (each, a GenConn Operator) are wholly-owned subsidiaries of NRG. In consideration for their services, the GenConn Operators receive monthly payments equal to the sum of fixed labor expenses and allocated O&M costs. For the year ended December 31, 2013, each of Devon Power LLC and Middletown Power LLC received a total of approximately $3.3 million and $2.5 million, respectively, in compensation under their respective agreements.

        Marsh Landing.    Marsh Landing has entered into an Administrative Services Agreement, dated April 2, 2009 (Marsh Landing Administrative Services Agreement) with GenOn Energy Services, LLC (formerly Mirant Services, LLC) (Marsh Landing Administrator). The Marsh Landing Administrator is an indirect wholly-owned subsidiary of NRG. In consideration for its services, the Marsh Landing Administrator receives a fee equal to the Marsh Landing Administrator's cost to perform the services and is reimbursed for all incidental and third party expenses incurred by the Marsh Landing Administrator in connection with its provision of the services. For the year ended December 31, 2013, the Marsh Landing Administrator received a total of approximately $35.6 million in compensation under the Marsh Landing Administrative Services Agreement, which consisted primarily of engineering and construction services. Since construction was completed on Marsh Landing in May 2013, the annual costs to be incurred under the Marsh Landing Administrative Services Agreement are expected to be less than the annual costs incurred as of December 31, 2013.

        Avenal.    Avenal has entered into an Operation and Maintenance Agreement, dated as of January 31, 2011 (Avenal O&M Agreement), with NRG Energy Services LLC. NRG Energy Services LLC (Avenal Operator) is an indirect wholly-owned subsidiary of NRG. In consideration for its services, the Avenal Operator receives an annual fee, paid in equal monthly installments, based on an initial annual fee and subject to adjustment. For the year ended December 31, 2013, the Avenal Operator received a total of approximately $469,000 in compensation under the Avenal O&M Agreement.

        Avra Valley.    Avra Valley has entered into an Asset Management Agreement, dated as of August 30, 2012 (Avra Valley Asset Management Agreement), with NRG Solar Asset Management LLC. NRG Solar Asset Management LLC (Avra Valley Operator) is an indirect wholly-owned subsidiary of NRG. In consideration for its services, the Avra Valley Operator is paid an annual management fee, subject to annual adjustment. The Avra Valley Operator is also reimbursed for all reasonably expenses incurred in connection with performance of its obligations (not including internal general and administrative overhead expenses, or the salaries of or benefits provided to any of the Avra Valley Operator's employees). For the year ended December 31, 2013, the Avra Valley Operator received a total of approximately $72,000 in compensation under the Avra Valley Asset Management Agreement.

        Alpine.    NRG Solar Alpine LLC has entered into an Asset Management Agreement, dated as of March 15, 2012 (Alpine Asset Management Agreement), with NRG Solar Asset Management LLC. NRG Solar Asset Management LLC (Alpine Operator) is an indirect wholly-owned subsidiary of NRG. In consideration for its services, the Alpine Operator is paid an annual management fee, subject to annual adjustment. For the year ended December 31, 2013, the Alpine Operator received a total of approximately $117,000 in compensation under the Alpine Asset Management Agreement.

        Borrego.    Borrego has entered into an Operation and Maintenance Agreement, dated as of August 1, 2012 (Borrego O&M Agreement), with NRG Energy Services LLC. NRG Energy Services LLC (Borrego Operator) is an indirect wholly-owned subsidiary of NRG. In consideration for its services, the Borrego Operator receives a monthly fee which is the sum of certain types of expenses incurred for such month, subject to limits in the applicable annual maintenance plan. The monthly fee is subject to annual adjustment. For the year ended December 31, 2013, the Borrego Operator received a total of approximately $319,000 in compensation under the Borrego O&M Agreement.

        CVSR.    CVSR has entered into an Operation and Maintenance Agreement, dated as of September 30, 2011 (CVSR O&M Agreement), with NRG Energy Services LLC. NRG Energy Services LLC (CVSR Operator) is an indirect wholly-owned subsidiary of NRG. In consideration for its services, the CVSR Operator receives a monthly fee which is the sum of certain types of expenses incurred for such month, subject to limits in the applicable annual maintenance plan. In addition, the CVSR Operator receives an annual profit fee in an amount that increases with time. This annual profit fee is subject to adjustment. For the year ended December 31, 2013, the CVSR Operator received a total of approximately $2.8 million in compensation under the CVSR O&M Agreement.

        South Trent.    South Trent has entered into a Project Administration Agreement, dated as of August 16, 2010 (South Trent Project Administration Agreement), with NRG Texas Power LLC. NRG Texas Power LLC (South Trent Administrator) is an indirect wholly-owned subsidiary of NRG. In consideration for its services, the South Trent Administrator receives an annual fee payable in monthly increments and adjusted annually to reflect changes in the GDP Implicit Price Deflator plus all reimbursable expenses. For the year ended December 31, 2013, the South Trent Administrator received a total of approximately $209,000 in compensation under the South Trent Project Administration Agreement.

Thermal

        NRG Energy Center Dover LLC (NRG Dover) has entered into a Power Sales and Services Agreement, dated as of May 12, 2003 (Dover Agreement), with NRG Power Marketing LLC (NRG Power Marketing), a wholly-owned subsidiary of NRG. Under the Dover Agreement, NRG Power Marketing has the exclusive right to (a) manage, market and sell power, (b) procure fuel and fuel transportation for operation of the Dover generating facility, to include for purposes other than generating power, (c) procure transmission services required for the sale of power, and (d) procure and market emissions credits for operation of the Dover generating facility.

        In addition, NRG Power Marketing has the exclusive right and obligation to direct the output from the generating facility, in accordance with and to meet the terms of any power sales contracts executed against the power generation of the Dover facility. Under the Dover Agreement, NRG Power Marketing pays NRG Dover gross receipts generated through sales, less costs incurred by NRG Power Marketing related to providing such services as transmission and delivery costs, as well as fuel costs. During 2011, the existing coal purchase contract expired and NRG Power Marketing entered into a new contract, which expired in December 2012, to purchase coal for the Dover facility. In July 2013, the originally coal-fueled plant was converted to become a natural gas facility. For the year ended December 31, 2013, NRG Dover purchased approximately $5 million of natural gas from NRG Power Marketing.

Accounts Payable to NRG Solar LLC

        During the third quarter of 2013, NRG Solar LLC, a wholly-owned subsidiary of NRG, made capital contributions to CVSR on our behalf. As of December 31, 2013, we had accounts payable of $14 million related to the reimbursement of these capital contributions.

Accounts Payable to NRG Repowering Holdings LLC

        During 2013, NRG Repowering Holdings, LLC, a wholly-owned subsidiary of NRG, made payments to BA Leasing BSC, LLC of $18 million, which are expected to be received associated with cash grants applications by PFMG DG Solar Projects. As of December 31, 2013, PFMG DG Solar Projects has a corresponding receivable for the reimbursement of the cash grant from BA Leasing BSC, LLC.

Management Services Agreement

        We entered into a Management Services Agreement, dated as of July 22, 2013 (Management Services Agreement), with NRG pursuant to which NRG has agreed to provide or arrange for other service providers to provide management and administration services to us. Pursuant to the Management Services Agreement, we pay a base management fee of approximately $1 million per quarter. The base management fee is adjusted for inflation annually at an inflation factor based on year-over-year Consumer Price Index (CPI). The base management fee will also be increased in connection with our completion of future acquisitions by an amount equal to 0.05% of the enterprise value of the acquired assets as of the acquisition closing date. The base management fee increased by approximately $37,000 per quarter in 2014 as a result of the annual CPI adjustment and the acquisition of Energy Systems Company in December 2013. We also reimburse NRG for any out-of-pocket fees, costs and expenses incurred in the provision of the management and administration services. For the year ended December 31, 2013, NRG received a total of approximately $3.0 million in compensation under the Management Services Agreement. For further description of the Management Services Agreement, see "Executive Compensation."

Right of First Offer

        Pursuant to that right of first offer agreement, dated as of July 22, 2013 (ROFO Agreement), among NRG, us and our affiliates, NRG has granted us and our affiliates a right of first offer on any proposed sale, transfer or other disposition of any of the following assets of NRG (NRG ROFO Assets) for a period of five years from the completion of the IPO:

Asset	Fuel Type	Net Capacity (MW)(1)	COD	Offtake (Term/Offtaker)
TA High Desert† RE Kansas South† El Segundo† CVSR†(2) Ivanpah(3) Agua Caliente(4)	Solar Solar Natural Gas Solar Solar Solar	20 20 550 128 193 148	2013 2013 2013 2013 2013 Early 2014(5)	20 year PPA/Southern California Edison (SCE) 20 year PPA/Pacific Gas & Electric (PG&E) 10 year Tolling Agreement/SCE 25 year PPA/PG&E 20-25 year PPA/PG&E and SCE 25-year PPA/PG&E

†
Indicates NRG ROFO Assets we expect NRG to offer the opportunity to purchase during 2014. However, NRG is not obligated to sell any of the NRG ROFO Assets and, therefore, we have no assurances when, if ever, these assets will be offered to us or, if offered, that they will be offered on favorable terms.

(1)
Represents the maximum, or rated, electricity generating capacity of the facility in megawatts (MWs) multiplied by NRG's percentage ownership interest in the facility as of December 31, 2013.

(2)
Represents NRG's remaining 51.05% ownership interest in CVSR.

(3)
Represents NRG's 49.95% ownership interest in Ivanpah. Following a sale of this 49.95% interest, the remaining 50.05% of Ivanpah would be owned by NRG, Google Inc. and BrightSource Energy Inc.

(4)
Represents NRG's 51% ownership interest in Agua Caliente. The remaining 49% of Agua Caliente is owned by MidAmerican Energy Holdings Inc.

(5)
While Agua Caliente is expected to fully achieve commercial operations in early 2014, the maximum capacity deliverable under the power purchase agreement (PPA) of 290 MWs is currently on-line.

        Prior to engaging in any negotiation regarding any disposition, sale or other transfer of any NRG ROFO Asset, NRG will deliver a written notice to us setting forth the material terms and conditions of the proposed transaction. During the 30-day period after the delivery of such notice, we will negotiate with NRG in good faith to reach an agreement on the transaction. If the parties do not reach an agreement within such 30-day period, NRG will be able within the next 180 calendar days to sell, transfer, dispose or recontract such NRG ROFO Asset to a third party (or to agree in writing to undertake such transaction with a third party) on terms generally no less favorable to NRG than those offered pursuant to the written notice.

        Under the ROFO Agreement, NRG is not obligated to sell the NRG ROFO Assets. In addition, any offer to sell under the ROFO Agreement will be subject to an inherent conflict of interest because the same professionals within NRG's organization that are involved in acquisitions that are suitable for us have responsibilities within NRG's broader asset management business. Notwithstanding the significance of the services to be rendered by NRG or its designated affiliates on our behalf or of the assets which we may elect to acquire from NRG in accordance with the terms of the ROFO Agreement or otherwise, NRG does not owe fiduciary duties to us or our stockholders. Any material transaction with NRG (including the proposed acquisition of any NRG ROFO Asset) will be subject to our related person transaction policy, which will require prior approval of such transaction by our Corporate Governance, Conflicts and Nominating Committee. Those of our executive officers who have economic interests in NRG may be conflicted when advising our Corporate Governance, Conflicts and Nominating Committee or otherwise participating in the negotiation or approval of such transactions

Second Amended and Restated Limited Liability Company Agreement of Yield LLC

        The second amended and restated limited liability company agreement (LLC Agreement) of Yield LLC, dated as of July 22, 2013, authorizes two classes of units, the Class A units and the Class B units, and appoints us as the sole managing member of Yield LLC.

  Governance

        We serve as the sole managing member of Yield LLC. As such, we, and effectively our Board, control the business and affairs of Yield LLC and are responsible for the management of its business. Any amendment, supplement or waiver of the LLC Agreement must be approved by a majority of our independent directors.

  Voting and Economic Rights of Members

        Yield LLC has issued Class A units to us, as the sole managing member, and Class B units which may only be issued to NRG or its permitted transferees. The Class A units and Class B units have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of our Class B common stock. Each Class B unit is exchangeable for a share of our Class A common stock, subject to certain adjustments in accordance with the terms of the Exchange Agreement, described below. When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit of Yield LLC issued to us. The Class A units and Class B units do not have any voting rights.

        Net profits and net losses and distributions by Yield LLC made to holders of units in accordance with the respective number of membership units of Yield LLC held. Yield LLC has agreed to make distributions to us and NRG for the purpose of funding tax obligations in respect of income of Yield LLC that is allocated to the members of Yield LLC, subject to certain exceptions. Additionally, because all of our operations are conducted through a subsidiary of Yield LLC, NRG Yield Operating LLC (Yield Operating LLC) and Yield Operating LLC's revolving credit facility restricts the ability of Yield Operating LLC to make distributions to Yield LLC, Yield LLC may not have any funds available to make distributions to us and NRG (including with respect to tax obligations).

  Coordination of Yield and Yield LLC

        At any time we issue a share of our Class A common stock for cash, the net proceeds will promptly be transferred to Yield LLC and Yield LLC will either:

  •
  transfer a newly issued Class A unit of Yield LLC to us; or

  •
  use such net proceeds to purchase a Class B unit of Yield LLC from NRG, which Class B unit will automatically convert into a Class A unit of Yield LLC when transferred to us.

        In the event Yield LLC purchases a Class B unit of Yield LLC from NRG, we will concurrently redeem and cancel the corresponding share of our Class B common stock.

  Issuances and Transfer of Units

        Class A units may only be issued to us and are non-transferable except upon redemption by Yield LLC. Class B units may only be issued to NRG. Class B units may not be transferred without our consent, subject to such conditions as we may specify, except NRG may transfer Class B units to a permitted transferee (including an affiliate) without our consent. NRG may not transfer any Class B units to any person unless NRG transfers an equal number of shares of our Class B common stock to the same transferee.

  Indemnification and Exculpation

        To the extent permitted by applicable law, Yield LLC will indemnify its managing member, our authorized officers and our other employees and agents from and against any losses in connection with serving in such capacities, subject to certain exceptions.

Exchange Agreement

        We have entered into an exchange agreement with NRG, dated as of July 22, 2013 (Exchange Agreement), pursuant to which NRG (and certain permitted assignees and permitted transferees who acquire Class B units of Yield LLC) may from time to time cause Yield LLC to exchange its Class B units for shares of our Class A common stock on a one-for-one basis, subject to certain adjustments and exceptions. We may impose restrictions on exchange that we determine necessary or advisable so that Yield LLC is not treated as a "publicly traded partnership" for U.S. federal income tax purposes.

        When NRG or its permitted transferee exchanges a Class B unit of Yield LLC for a share of our Class A common stock, we will automatically redeem and cancel a corresponding share of our Class B common stock and the Class B unit will automatically convert into a Class A unit when issued to us. As result, when a holder exchanges its Class B units for shares of our Class A common stock, our interest in Yield LLC will be correspondingly increased. We have reserved for issuance 42,738,750 shares of our Class A common stock, which is the aggregate number of shares of Class A common stock expected to be issued over time upon the exchange of all Class B units of Yield LLC outstanding.

Procedures for Review, Approval and Ratification of Related Person Transactions; Conflicts of Interest

        Our Board has adopted a written Related Person Transaction Policy (Policy) that provides that the Corporate Governance, Conflicts and Nominating Committee will periodically review all related person transactions that are required to be disclosed under SEC rules and, when appropriate, initially authorize or ratify all such transactions. See "Management — Committees of the Board of Directors — Corporate Governance, Conflicts and Nominating Committee."

        The Policy operates in conjunction with our Code of Conduct and is applicable to all transactions, arrangements or relationships in which: (a) the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year; (b) the Company is a participant; and (c) any Related Person (as that term is defined in Item 404 under Regulation S-K of the Securities Act of 1933, as amended) has or will have a direct or indirect interest (Related Person Transaction).

        In determining whether to recommend the initial approval or ratification of a Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (a) whether there is an appropriate business justification for the transaction; (b) the benefits that accrue to us as a result of the transaction; (c) the terms available to unrelated third parties entering into similar transactions; (d) the impact of the transaction on director independence (in the event the related person is a director, an immediate family member of a director or an entity in which a director or an immediate family member of a director is a partner, stockholder, member or executive officer); (e) the availability of other sources for comparable products or services; (f) whether it is a single transaction or a series of ongoing, related transactions; and (g) whether entering into the transaction would be consistent with the Related Person Transaction Policy.

        If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Corporate Governance, Conflicts and Nominating Committee. As part of its review of each Related Person Transaction, the Corporate Governance, Conflicts and Nominating Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction. This Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Corporate Governance, Conflicts and Nominating Committee and do not require separate approval or ratification.

        Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Corporate Governance, Conflicts and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Committee's guidelines.

The Committee's activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board.

        Our organizational and ownership structure and strategy involve a number of relationships that may give rise to conflicts of interest between us and our stockholders on the one hand, and NRG, on the other hand. In particular, conflicts of interest could arise, among other reasons, because:

  •
  in originating and recommending acquisition opportunities (except with respect to the NRG ROFO Assets) NRG has significant discretion to determine the suitability of opportunities for us and to allocate such opportunities to us or to itself or third parties;

  •
  there may be circumstances where NRG will determine that an acquisition opportunity is not suitable for us because of the fit with our acquisition strategy or limits arising due to regulatory or tax considerations or limits on our financial capacity or because NRG is entitled to pursue the acquisition on its own behalf rather than offering us the opportunity to make the acquisition;

  •
  where NRG has made an acquisition, it may transfer the asset to us at a later date after such asset has been developed or we have obtained sufficient financing;

  •
  our relationship with NRG involves a number of arrangements pursuant to which NRG provides various services, access to financing arrangements and originates acquisition opportunities, and circumstances may arise in which these arrangements will need to be amended or new arrangements will need to be entered into;

  •
  subject to the right of first offer described in "Certain Relationships and Related Party Transactions — Right of First Offer," NRG is permitted to pursue other business activities and provide services to third parties that compete directly with our business and activities without providing us with an opportunity to participate, which could result in the allocation of NRG's resources, personnel and acquisition opportunities to others who compete with us;

  •
  NRG does not owe us or our stockholders any fiduciary duties, which may limit our recourse against it;

  •
  the liability of NRG is limited under our arrangements with them, and we have agreed to indemnify NRG against claims, liabilities, losses, damages, costs or expenses which they may face in connection with those arrangements, which may lead them to assume greater risks when making decisions than they otherwise would if such decisions were being made solely for their own account, or may give rise to legal claims for indemnification that are adverse to the interests of our stockholders;

  •
  NRG or a NRG sponsored consortium may want to acquire or dispose of the same asset as us;

  •
  we may be, directly or indirectly, purchasing an asset from, or selling an asset to, NRG;

  •
  there may be circumstances where we are acquiring different assets as part of the same transaction with NRG;

  •
  NRG will have the ability to elect our Board and, therefore, it will continue to control us and could cause us to cause Yield LLC to make distributions to its members, including NRG, based on NRG's interests; and

  •
  other conflicting transactions involving us and NRG.

        Any transaction between us and any Related Person, including NRG, will be subject to the prior review and approval of our Corporate Governance, Conflicts and Nominating Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to us and any written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely met during the 2013 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

EXECUTIVE COMPENSATION

Compensation of Our Executive Officers

        We are a majority-owned subsidiary of NRG consisting of various parts of NRG's business that have been contributed to us in connection with our IPO in July 2013. We have not incurred any cost or liability with respect to compensation of our executive officers and do not directly employ any of the persons responsible for managing our business. We entered into a Management Services Agreement with NRG, dated as of July 22, 2013, described below and in "Certain Relationships and Related Party Transactions," pursuant to which NRG has agreed to provide, or arrange for other service providers to provide, management and administration services to us. Our operating entities are not a party to the Management Services Agreement.

        Our officers manage the day-to-day affairs of our business and are employed and compensated by NRG or a subsidiary of NRG. Each person serving as one of our executive officers is also an executive officer of NRG. The Management Services Agreement does not require our executive officers to dedicate a specific amount of time to fulfilling NRG's obligations to us under the Management Services Agreement. Accordingly, NRG has informed us that it cannot identify the portion of compensation awarded to our executives by NRG that relates solely to their services to us, as NRG does not compensate its employees specifically for such services. The responsibility and authority for compensation-related decisions for our executive officers resides with the NRG compensation committee. NRG has the ultimate decision-making authority with respect to the total compensation of the executive officers that are employed by NRG. Any such compensation decisions will not be subject to any approvals by our Board or any committees thereof. Additionally, while we have adopted the NRG Yield, Inc. 2013 Equity Incentive Plan (Plan), we do not at this time intend to allow our named executive officers to participate in the Plan. We expect that future compensation for our executive officers will be determined and structured in a manner similar to that then currently used by NRG to compensate its executive officers. We will not reimburse NRG for compensation related expenses attributable to the executive's time dedicated to providing services to us. Our officers, as well as the employees of NRG who provide services to us, may participate in employee benefit plans and arrangements sponsored by NRG, including plans that may be established in the future. Certain of our officers and certain employees of NRG who provide services to us currently hold grants under NRG's equity incentive plans.

Management Services Agreement

        The following is a summary of certain provisions of the Management Services Agreement and is qualified in its entirety by reference to all of the provisions of such agreement.

  Services Rendered

        Under the Management Services Agreement, NRG or certain of its affiliates provide or arrange for the provision by an appropriate service provider of the following services:

  •
  causing or supervising the carrying out of all day-to-day management, secretarial, accounting, banking, treasury, administrative, liaison, representative, regulatory and reporting functions and obligations;

  •
  establishing and maintaining or supervising the establishment and maintenance of books and records;

  •
  identifying, evaluating and recommending to us acquisitions or dispositions from time-to-time and, where requested to do so, assisting in negotiating the terms of such acquisitions or dispositions;

  •
  recommending and, where requested to do so, assisting in the raising of funds whether by way of debt, equity or otherwise, including the preparation, review or distribution of any prospectus or offering memorandum in respect thereof and assisting with communications support in connection therewith;

  •
  recommending to us suitable candidates to serve on our Board or their equivalents of our subsidiaries;

  •
  making recommendations with respect to the exercise of any voting rights to which we are entitled in respect of our subsidiaries;

  •
  making recommendations with respect to the payment of dividends by us or any other distributions by us, including distributions to holders of our Class A common stock;

  •
  monitoring and/or oversight of the applicable accountants, legal counsel and other accounting, financial or legal advisors and technical, commercial, marketing and other independent experts, and managing litigation in which we are sued or commencing litigation after consulting with, and subject to the approval of, the relevant board of directors or its equivalent;

  •
  attending to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up involving us, subject to approval by the relevant board of directors or its equivalent;

  •
  supervising the timely calculation and payment of taxes payable, and the filing of all tax returns;

  •
  causing our annual combined financial statements and quarterly interim financial statements to be: (a) prepared in accordance with generally accepted accounting principles or other applicable accounting principles for review and audit at least to such extent and with such frequency as may be required by law or regulation; and (b) submitted to the relevant board of directors or its equivalent for its prior approval;

  •
  making recommendations in relation to and effecting the entry into insurance policies covering our assets, together with other insurances against other risks, including directors and officers insurance as the relevant service provider and the relevant board of directors or its equivalent may from time to time agree;

  •
  arranging for individuals to carry out the functions of principal executive, accounting and financial officers for purposes of applicable securities laws;

  •
  providing individuals to act as senior officers as agreed from time-to-time, subject to the approval of the relevant board of directors or its equivalent;

  •
  advising us regarding the maintenance of compliance with applicable laws and other obligations; and

  •
  providing all such other services as may from time-to-time be agreed by the parties that are reasonably related to our day-to-day operations.

        These activities will be subject to the supervision of our Board and the board of directors of each of our subsidiaries or their equivalent, as applicable.

  Management Fee

        Pursuant to the Management Services Agreement, we pay a base management fee of approximately $1 million per quarter. The base management fee is adjusted for inflation annually at an inflation factor based on year-over-year CPI. The base management fee is also increased in connection with our completion of future acquisitions (including any NRG ROFO Assets described in "Certain Relationships and Related Party Transactions—Right of First Offer") by an amount equal to 0.05% of the enterprise value of the acquired assets as of the acquisition closing date. The base management fee increased by approximately $37,000 per quarter in 2014 as a result of the annual CPI adjustment and the acquisition of Energy Systems Company in December 2013.

  Reimbursement of Expenses and Certain Taxes

        We also reimburse NRG for any out-of-pocket fees, costs and expenses incurred in the provision of the management and administration services. However, we are not required to reimburse NRG for the salaries and other remuneration of its management, personnel or support staff who carry out any services or functions for us or overhead for such persons. We are required to pay NRG all other out-of-pocket fees, costs and expenses incurred in connection with the provision of the services including those of any third party and to reimburse NRG for any such fees, costs and expenses.

        In addition, we are required to pay all fees, expenses and costs incurred in connection with the investigation, acquisition, holding or disposal of any acquisition that is made or that is proposed to be made by us. Where the acquisition or proposed acquisition involves a joint acquisition that is made alongside one or more other persons, NRG will be required to allocate such fees, costs and expenses in proportion to the notional amount of the acquisition made (or that would have been made in the case of an unconsummated acquisition) among all joint investors. Such additional fees, expenses and costs represent out-of-pocket costs associated with investment activities that will be undertaken pursuant to the Management Services Agreement.

        We are also required to pay or reimburse NRG for all sales, use, value added, withholding or other taxes or customs duties or other governmental charges levied or imposed by reason of the Management Services Agreement or any agreement it contemplates, other than income taxes, corporation taxes, capital gains taxes or other similar taxes payable by NRG, which are personal to NRG.

  Termination

        The Management Services Agreement does not have a fixed term. However, we will be able to terminate the Management Services Agreement upon 30 days' prior written notice, and NRG will be able to terminate the Management Services Agreement upon 180 days' prior written notice, if (a) the other party defaults in its obligations resulting in material harm and remaining unremedied for 30 days after notice of breach is given; (b) the other party engages in fraud, misappropriation or the like resulting in material harm; or (c) certain events occur relating to the bankruptcy or insolvency of the other party. Except as set forth above in "— Management Fee," we do not have a right to terminate for any other reason, including if NRG experiences a change of control. We will only be able to terminate the Management Services Agreement with the prior unanimous approval of our independent directors. The Management Services Agreement expressly provides that the agreement may not be terminated by us due solely to the poor performance or the underperformance of any of our operations.

  Indemnification and Limitations on Liability

        Under the Management Services Agreement, NRG does not assume any responsibility other than to provide or arrange for the provision of the services called for thereunder in good faith and is not responsible for any action that we take in following or declining to follow the advice or recommendations of NRG. The maximum amount of the aggregate liability of NRG or any of its affiliates or agents will be equal to the base management fee previously paid by us in the two most recent calendar years pursuant to the Management Services Agreement. We have also agreed to indemnify each of NRG and its affiliates or agents to the fullest extent permitted by law from and against any losses incurred by an indemnified person or threatened in connection with our respective businesses, investments and activities or related to the Management Services Agreement or the services provided by NRG, subject to certain exceptions. In addition, under the Management Services Agreement, the indemnified persons will not be liable to us to the fullest extent permitted by law, subject to certain exceptions.

  Outside Activities

        The Management Services Agreement does not prohibit NRG or its affiliates from pursuing other business activities or providing services to third parties that compete directly or indirectly with us.

Compensation of Our Directors

        The officers of NRG who also serve as our directors do not receive additional compensation for their service as one of our directors. Our directors who are not officers or employees of NRG receive compensation as "non-employee directors" as set by our Board.

        Each non-employee director who is not also an officer of NRG receives total annual compensation of $125,000. As lead independent director and Chair of each of our Audit Committee, Compensation Committee and Corporate Governance, Conflicts and Nominating Committee, Mr. Chlebowski receives an additional $15,000 per year. Our non-employee directors receive 50 percent of their total annual compensation in the form of cash and the remaining 50 percent in the form of DSUs to be issued under the Plan, as discussed below. Each DSU is equivalent in value to one share of Class A common stock and represents the right to receive one such share of Class A common stock payable at the time elected by the director, or in the event the director does not make an election with respect to payment, when the director ceases to be a member of the Board.

        In addition, our directors are reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or its committees. As a general matter, we expect that in the future each non-employee director who is not also an officer of NRG will receive grants of equity-based awards upon appointment to our Board and from time to time thereafter for so long as he or she serves as a director.

        Beginning in the 2014 fiscal year, the non-employee directors will also receive an additional $1,500 per meeting if the non-employee directors are required to convene more than four times per year.

        Each member of our Board is indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law. In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

Director Compensation
Fiscal Year Ended December 31, 2013

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John F. Chlebowski(2)	—	141,472	141,472
Brian R. Ford	62,500	63,155	125,655
Ferrell P. McClean(2)	—	126,311	126,311

(1)
Reflects the grant date fair value of DSUs awarded and DERs received in 2013 determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for the 2013 fiscal year. For all directors, the grant date fair value of the DSUs was based on the initial public offering price of the Company's Class A common stock, which was $22.00 per share of Class A common stock on July 16, 2013.

All DSUs held by the directors are payable upon termination of service as a Board member.

The following table sets forth the aggregate number of stock awards (DSUs and DERs) held by each of the non-employee directors as of December 31, 2013.

Name	Stock Awards
John F. Chlebowski	6,404
Brian R. Ford	2,859
Ferrell P. McClean	5,718
(2)
Mr. Chlebowski and Ms. McClean each elected to receive the cash portion of their director compensation in the form of DSUs and therefore received 100% of their director compensation for 2013 in the form of equity.

2013 Equity Incentive Plan

        In connection with our initial public offering, we adopted the Plan, effective July 16, 2013. The purpose of the Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by providing certain directors, officers, employees and consultants of the Company incentives to maximize stockholder value and to enable us to attract, retain, and reward the best available persons for positions of responsibility. The Plan is a comprehensive incentive compensation plan that permits us to grant both equity-based and non-equity based compensation awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, DSUs and other stock-based and cash-based awards. Subject to the terms of the Plan, the specific terms and conditions of any award will be established in the discretion of the Compensation Committee at the time of grant and set forth in an award agreement issued to the participant. The aggregate number of shares of our Class A common stock which will be issued or used for reference purposes under the Plan, or with respect to which awards may be granted, will not exceed 978,750 shares.

        We do not currently expect that Company equity awards will be used to compensate any of our named executive officers. However, we have granted DSUs to our non-employee directors under the

Plan and we may choose to grant equity incentive awards in us to our named executive officers at a future date.

  Change in Control

        Unless determined otherwise by the Compensation Committee, all outstanding awards will become fully vested and exercisable until the awards otherwise expire if we undergo a change in control. For purposes of the Plan, a change in control is deemed to occur in any one of the following events: (a) any person or entity becoming the direct or indirect beneficial owner of 50% or more of our voting stock, (b) directors serving on the board of directors as of a specified date cease to constitute at least a majority of the board of directors unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (c) any reorganization, merger, consolidation, sale of all or substantially all of our assets or other transaction is consummated and our previous stockholders fail to own at least 50% of the combined voting power of the resulting entity (Business Combination) or (d) the stockholders approve a plan or proposal to liquidate or dissolve us.

        If a change in control occurs as a result of a Business Combination described above, then the Compensation Committee may cancel any or all outstanding options under the Plan by paying the option holders an amount equal to the portion of the consideration, if any, that would have been payable to them pursuant to the transaction if their options had been fully exercised immediately prior to the transaction, less the aggregate exercise price of their options; or, if the options are underwater, cancel the options for no consideration or payment of any kind. Payments in exchange for options may be made in cash, securities, or other Company property as determined by the Compensation Committee in its sole discretion.

  Clawback

        If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements under the securities laws, then any participant who has been paid an award under the Plan based upon the affected report will be required to repay such award at the discretion of the Board.

AUDIT COMMITTEE REPORT

        The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting process. The Audit Committee's function is more fully described in its charter, which the Board has adopted. The Audit Committee reviews the charter on an annual basis. The Board annually reviews the New York Stock Exchange listing standards' definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board has also determined that in 2013 each of the three members of the Audit Committee, John F. Chlebowski, Ferrell P. McClean and Brian R. Ford, meets the requirements of an "audit committee financial expert."

        Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company's independent registered public accounting firm for the fiscal year 2013, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with Generally Accepted Accounting Principles.

        The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2013 with the Company's management and has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 16, as amended, "Communication with Audit Committees." In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on Auditing Standards Board Standard No. 16, as amended, "Communication with Audit Committees," and the Audit Committee has discussed with KPMG LLP their independence.

        Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Audit Committee:
John F. Chlebowski, Chair Brian R. Ford Ferrell P. McClean

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Nonaudit Fees

        The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the year ended December 31, 2013. The Company was formed in December 2012.

Year Ended December 31, 2013
(In thousands)
Audit Fees	$800
Audit-Related Fees	115
Tax Fees	—
All Other Fees	—

Total	$915

Audit Fees

        For 2013 audit services, KPMG LLP billed us approximately $800,000 for the audit of the Company's consolidated financial statements and the review of the Company's quarterly consolidated financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), and in connection with statutory audits.

Audit-Related Fees

        Audit-related fees in 2013 primarily consisted of attestation fees for grant applications. For 2013, audit-related fees billed to us by KPMG LLP totaled approximately $115,000.

Tax Fees

        There were no tax fees billed to us by KPMG LLP for 2013.

All Other Fees

        There were no other fees billed to us by KPMG LLP for 2013.

Policy on Audit Committee Pre-approval

        The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible nonaudit services provided by the independent registered public accounting firm.

        The Audit Committee will annually review and pre-approve services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval will be 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.

        Unless the Audit Committee has pre-approved Audit Services or a specified category of nonaudit services, any engagement to provide such services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any proposed services exceeding the pre-approved budgeted fee levels for a specified type of service.

        The Audit Committee has authorized its Chair to pre-approve services in amounts up to $100,000 per engagement. Engagements exceeding $100,000 must be approved by the full Audit Committee. Engagements pre-approved by the Chair are reported to the Audit Committee at its next scheduled meeting.

 REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in our Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal no later than the close of business on November 26, 2014, which is the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with the 2014 Annual Meeting. If we change the date of the 2015 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year's annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2015 Annual Meeting in order to be considered for inclusion in our Proxy Statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Yield, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials.

        Alternatively, stockholders intending to present a proposal or nominate a director for election at next year's Annual Meeting without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year's Annual Meeting, unless the 2015 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. Accordingly, for our 2015 Annual Meeting, our Corporate Secretary must receive the proposal or nomination no earlier than January 6, 2015 and no later than the close of business on February 7, 2015, unless the 2015 Annual Meeting is held earlier than April 6, 2015 or later than July 5, 2015, in which case the proposal or nomination should be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (a) the 90th day prior to the date of the 2015 Annual Meeting or (b) the 10th day following the day on which the date of the 2015 Annual Meeting is first publicly announced by the Company. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01SWTH 7 1 A V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 01 - David Crane 02 - John F. Chlebowski 03 - Kirkland B. Andrews 1. Election of Directors: For Withhold For Withhold For Withhold 04 - Brian R. Ford 07 - Christopher S. Sotos 05 - Mauricio Gutierrez 06 - Ferrell P. McClean 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2014. MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 9 6 1 4 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 5, 2014. Vote by Internet • Go to www.envisionreports.com/NYLD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. ANNUAL MEETING OF STOCKHOLDERS May 6, 2014, 9:00 A.M. The Ritz-Carlton, Philadelphia 10 Avenue of the Arts, Philadelphia, Pennsylvania, 19102 This Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors for the 2014 Annual Meeting of Stockholders. The undersigned hereby constitutes and appoints David Crane and Brian Curci, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Class A common stock, $0.01 par value, and Class B common stock, $0.01 par value, of NRG Yield, Inc. (the “Company”), that the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Stockholders of the Company to be held on May 6, 2014, at 9:00 a.m. (Eastern Time) at The Ritz-Carlton, Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned. THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. (Continued and to be signed on the other side) Proxy — NRG Yield, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q